EXHIBIT 23.01

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed in the following table pertaining to the named plans of, or assumed by, Intuit Inc., of our report dated August 15, 2003, with respect to the consolidated financial statements and schedule of Intuit Inc., included in the Annual Report (Form 10-K) for the year ended July 31, 2003.

Form S-8 No.	Plan

33-59458	1988 Option Plan; Intuit Inc. 1993 Equity Incentive Plan; Non-Plan Officer Options
33-73222	Intuit Inc. 1993 Equity Incentive Plan; Chipsoft Plan
33-95040	Intuit Inc. 1993 Equity Incentive Plan; Personal News Options
333-06889	Options Granted By Interactive Insurance Services Corp. Under Its Management Equity Plan Assumed By The Issuer
333-14715	Options Granted Under The Galt Technologies Inc. 1995 Stock Option Plan And Assumed By Intuit Inc.
333-16827	Intuit Inc. 1993 Equity Incentive Plan
333-16829	Intuit Inc. 1996 Directors Stock Option Plan; Intuit Inc. 1996 Employee Stock Purchase Plan
333-20361	Option to Purchase Common Stock
333-45277	Intuit Inc. 1996 Directors Stock Plan
333-45285	Intuit Inc. 1996 Employee Stock Purchase Plan
333-45287	Intuit Inc. 1993 Equity Incentive Plan
333-53322	Options Granted Under The Apps.Com, Inc. 1999 Equity Incentive Plan And Assumed By Intuit Inc.
333-53324	Options Granted Under The EmployeeMatters, Inc. 1999 Stock Option Plan And Assumed By Intuit Inc.
333-51692	Intuit Inc. 1996 Employee Stock Purchase Plan
333-51694	Intuit Inc. 1993 Equity Incentive Plan
333-51696	Intuit Inc. Stock Option Agreements
333-51698	Intuit Inc. 1996 Directors Stock Plan
333-51700	Intuit Inc. Restricted Stock Purchase Agreements
333-68851	Intuit Inc. 1998 Option Plan For Mergers And Acquisitions
333-71099	Intuit Inc. 1993 Equity Incentive Plan
333-71101	Intuit Inc. 1996 Directors Stock Plan
333-71103	Intuit Inc. 1996 Employee Stock Purchase Plan
333-78041	Intuit Inc. 1998 Option Plan For Mergers And Acquisitions
333-81324	Intuit Inc. 1996 Directors Stock Plan
333-81328	Intuit Inc. 1996 Employee Stock Purchase Plan
333-81446	Intuit Inc. 2002 Equity Incentive Plan
333-84385	Options Granted Under The Boston Light Software Corp. 1999 Amended And Restated Option/Stock Issuance Plan and Assumed By Intuit Inc.
333-85349	Options Granted Under The Hutchison Avenue Software Corporation Stock Option Plan Date June 29, 1999 And Assumed By Intuit Inc.
333-89722	Options Granted Under The Flagship Group, Inc. 1999 Stock Option/Stock Issuance Plan and Assumed By Intuit Inc.
333-91056	Options Granted Under CBS Employer Services, Inc. 2000 Stock Option/Stock Issuance Plan and Assumed By Intuit Inc.
333-92503	Options Granted Under The Rock Financial Corporation Amended And Restated 1996 Stock Option Plan Assumed By Intuit Inc.
333-92513	Intuit Inc. 1996 Employee Stock Purchase Plan
333-92515	Intuit Inc. 1996 Directors Stock Plan
333-92517	Intuit Inc. 1993 Equity Incentive Plan

Form S-8 No.	Plan

333-102213	Intuit Inc. 2002 Equity Incentive Plan; Intuit Inc. 1996 Employee Stock Purchase Plan; Intuit Inc. 1996 Director Stock Option Plan

We also consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-50417, 333-63739 and 333-54610, and Form S-4 No. 333-71097) of Intuit Inc. and the related Prospectus of our report dated August 15, 2003, with respect to the consolidated financial statements and schedule of Intuit Inc. in this Annual Report (Form 10-K) for the year ended July 31, 2003.

/s/ ERNST & YOUNG LLP
San Francisco, California
September 17, 2003